Exhibit 10.11

TGS-CCI PROFITS INTEREST AGREEMENT

THIS TGS-CCI PROFITS INTEREST AGREEMENT (this “Agreement”) is made and entered into as of this 21st day of January, 2020, by and between CCI Finance, LLC, a Nevada limited liability company (the “Company”), and AGRIFY CORPORATION (the “Investor”).

WHEREAS, the Investor funded the leasing operations of the Company in the amount of One Million One Hundred and Forty Thousand Dollars ($1,140,000.00) (the “Funding Amount”) of a total funding amount Four Million Dollars ($4,000,000.00) equaling a proportionate funding ratio of Twenty Eight and Five Tenths percent (28.5000%) (the “Proportionate Funding Ratio”); and

WHEREAS, the Company and the Investor have agreed to a profits interest in exchange for said funding; and

WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the profits interest to be issued to the Investor by the Company; and

WHEREAS, the Company desires to issue such profits interest to the Investor, and the Investor desires to accept such profits interest, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I

GRANT OF PROFITS INTEREST

1.1. Grant of Profits Interest. In consideration of the capital funding of the Company by the Investor, and for other good and valuable consideration, the Company awards a profits interest (the “Profits Interest”), payable annually or more frequently as may be determined by the Company, in an amount equal to the Proportionate Funding Ratio of the result of (i) all proceeds received by the Company pursuant to that certain Lease Agreement attached hereto as Exhibit A, less (ii) the payments made pursuant to that certain CT Equipment Services Profits Interest Agreement attached hereto as Exhibit B (such amount hereinafter referred to as the “Company Gross Profit”). Such Grant shall begin immediately on the execution hereof and shall continue until Investor receives payments equal to an Eighteen percent (18%) Internal Rate of Return on the Funding Amount (the “Preferred Return”). Immediately subsequent to that date upon which Investor attains the Preferred Return prior to the five (5) year anniversary date hereof (the “Term”), the Profits Interest shall be reduced to Twenty percent (20%) of the gross revenue of the Company. If lnvestor shall not have attained the Preferred return prior to the end of the Term, then the Profits Interest shall terminate immediately subsequent to the Investor attaining the Preferred Return on any date after the Term.

1.2. Acceptance. Pursuant to this Agreement, the Profits Interest is hereby awarded to the Investor, and the Investor hereby accepts such award, subject, in all respects, to the terms, restrictions and rights set fo1th in this Agreement. The Investor acknowledges and agrees that this grant of Profits Interest shall be subject to all of the terms and provisions of this Agreement.

ARTICLE II

SETTLEMENT

2.1. Withholding of Taxes and Other Required Source Deductions. To the extent required by applicable International, Federal, state, or local tax purposes, the Company shall deduct from the amount of the required cash payment the amount that is required to satisfy the any tax withholding obligation and other required source deductions arising in connection with the Profits Interest.

2.2. Corporate Acts. The existence of the Profits Interest shall not affect in any way the right or power of the members of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger, amalgamation, consolidation or other reorganization or business combination of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding; provided, however, that any such action shall not dilute or restrict the Profits Interest in any way.

2.3. No Rights as Member. The issuance of the Profits Interest as set forth in Section 1.1 above is solely a right of the Investor to receive an unsecured and unfunded contingent payment which right is subject to the terms, conditions and restrictions set forth in this Agreement. Such grant of Profits Interest does not confer upon the Investor any rights of ownership in the Company other than as detailed in this Agreement.

2.4. Management Relationship. Nothing in the award of the Profits Interest pursuant to this Agreement shall confer upon the Investor the right of management of the Company.

2.5. Defaulted Lease Disposition. Notwithstanding anything in this agreement to the contrary, in the event that, during the Term, the Lessee of the Lease Agreement is in material default of the Lease Agreement, and such default remains uncured, then (i) Company shall not take any action adverse to the Lessee, and (ii) Company shall immediately assign all of its right, title, and interest in and to the Lease Agreement to Investor. Upon such assignment, Investor shall not be entitled to any additional compensation under this Agreement accruing after the date of such assignment. Time is of the essence in performance of the obligations under this Section 2.5.

ARTICLE III

MISCELLANEOUS PROVISIONS

3.1. Assignment and Assumption. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or set-off by the Investor in respect of any claim, debt, obligation or similar process, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Investor’s personal legal representatives. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and to agree to perform under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

3.2. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Investor, such notices or communications shall be effectively delivered if hand delivered to the Investor or if sent by registered or ce1iified mail to the Investor at the last address the Investor has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or ce1iified mail to the Company at its principal Investor offices.

3.3. Representations by the Company. The Company represents that (i) the execution of this Agreement and the provisions herein have been duly authorized by the Company, (ii) the execution, delivery and performance of this Agreement does not violate any law, regulation, order, decree, agreement, plan or corporate governance document of or applicable to the Company, and (iii) upon the execution and delivery of this Agreement, it shall be the valid and binding obligation of the Company enforceable in accordance with its terms.

3.4. Amendment. No prov1s10n of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

3.5. Severability. If any term or provision hereof is determined to be invalid or unenforceable in a final comt or arbitration proceeding, (i) the remaining terns and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable tenn or provision.

3.6. Governing Law and Arbitration. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to that body of law relating to choice of laws. In the event that the Investor and the Investor are unable to resolve, within thirty (30) days after the initiation of good faith negotiations, any controversy, dispute or claim between the parties relating to this Agreement, such controversy, dispute, or claim shall be resolved by binding arbitration in Delaware, in accordance with the American Arbitration Association’s Commercial Arbitration Rules then in effect. Company shall take no action adverse to the Lessee of the Lease Agreement during the pendency of any such dispute or arbitration, without Investor’s prior written approval. The arbitrator’s award resulting from such arbitration may be continued and entered as a final judgment in any comt of competent jurisdiction and enforced accordingly. Each party shall be solely responsible for its separate costs and expenses of the arbitration, including attorneys’ fees and costs. The American Arbitration Association’s fees and any fees for the m·bitrator’s services shall be divided equally among the parties in interest.

3.7. Binding Effect. This Agreement is binding upon and inures to the benefit of the Company, its successors and assigns, and the Investor, his next of kin, legatees, administrators, executors, legal representatives and all persons lawfully claiming under him.

3.8. Entire Agreement. This Agreement contains the entire agreement of the Investor, the Company and any predecessors or affiliates thereof with respect to the subject matter hereof and all prior agreements, term sheets, understandings and arrangements, oral or written, between the pmties hereto with respect to the subject matter hereof are superseded hereby.

3.9. Counterparts. This Agreement may be executed in any nmnber of counterpmts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delive1y of an executed counterpart of the signature page of this Agreement by facsimile transmission shall be equally as effective as delivery of a manually executed counterpmt of this Agreement. For purposes of this Agreement, an electronic signature shall be deemed an original signature.

3.10. Titles and Section Headings. The titles and section headings in this Agreement are for convenience of reference only, and in the event of any conflict, the text of the Agreement, rather than such titles or headings, shall control.

3.11. Confidentiality. The Investor agrees and acknowledges that the terms as well as the existence of this Agreement shall remain confidential and shall not be disclosed to anyone other than the Investor’s attorney, accountant and spouse, who shall all be advised of the confidentiality requirement. Any breach of this confidentiality provision may result in the forfeiture of any Profits Interest that the Investor may be entitled to under this Agreement.

BY THE INVESTOR’S SIGNATURE AND THE SIGNATURE OF THE COMPANY’S REPRESENTATIVE BELOW, THE INVESTOR AND THE COMPANY AGREE THAT THE PROFITS INTEREST IS GRANTED UNDER AND GOVERNED BY THE TERMS AND CONDITIONS OF THIS AGREEMENT. THE INVESTOR HAS RECEIVED AND REVIEWED THIS AGREEMENT IN ITS ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AGREEMENT, HAS NOT RELIED UPON ANY OTHER ORAL OR WRITI’EN INFORMATION SUPPLIED BY THE COMPANY AND FULLY UNDERSTANDS ALL PROVISIONS OF THE AGREEMENT AND THE PROFITS INTEREST GRANTED HEREUNDER.

IN WITNESS WHEREOF, the Company and the Investor have each caused this Agreement to be duly executed by its respective duly authorized representative, all as of the date first above written.

THE INVESTOR	THE COMPANY

AGRIFY CORPORATION	CCI Finance, LLC, a Nevada limited liability company

By:	By:
‘Investor”	Christopher T. Graham, Manager

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